UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2017 (September 13, 2017)

JOHNSON CONTROLS INTERNATIONAL PLC __________________________________________
(Exact name of registrant as specified in its charter)

Ireland	001-13836	98-0390500
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Albert Quay
Cork, Ireland
(Address of Principal Executive Offices)

Registrant's Telephone Number, including Area Code: 353-21-423-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Johnson Controls International plc (the “Company”) approved the amendment and restatement of the Johnson Controls International plc Executive Deferred Compensation Plan (as amended and restated effective September 2, 2016) (the “Prior DCP”) to reflect that no new participants, and no new deferrals of compensation will be permitted under the plan effective as of January 1, 2018. The Prior DCP as amended and restated effective as of January 1, 2018 is referred to herein as the Amended and Restated DCP.
The Committee also approved the amendment and restatement of the Tyco Supplemental Savings and Retirement Plan (the “TSSRP”) to reflect that no new participants shall be permitted in the TSSRP as of January 1, 2018 and that no new deferrals of compensation or discretionary credits will be credited to participants’ accounts under the plan as of January 1, 2018. The TSSRP as amended and restated effective as of January 1, 2018 is referred to herein as the Amended and Restated TSSRP.
In addition, the Committee also approved the amendment and restatement of the Johnson Controls International plc Retirement Restoration Plan effective September 2, 2016 (the “RPP”) to limit the contributions of compensation deferrals in excess of amounts permitted under the Company’s 401(k) and related Company match to certain high-level employees who participated in the RPP prior to the effective time of the merger of Johnson Controls, Inc. and a wholly owned subsidiary of Tyco International plc on September 2, 2016, as well as officers of the Company immediately following the merger. The RRP as amended and restated effective as of January 1, 2018 is referred to herein as the Amended and Restated RRP.
Distributions from the Amended and Restated RPP will be made upon termination of employment, either in a lump sum or annual installments for up to ten years.
In connection with the above plan changes, on September 13, 2017, the Committee adopted the Johnson Controls International plc Senior Executive Deferred Compensation Plan (the “Executive DCP”) effective January 1, 2018. The Executive DCP allows eligible participants to defer up to 50% of their base salary and up to 95% of their qualifying bonus and, for participants with a deferral election in effect under the Prior DCP, certain equity awards. Employee deferrals are deemed 100% vested upon contribution. The Company will not provide any matching or discretionary contributions to the Executive DCP on any participant's behalf.
Distributions from the Executive DCP will be made upon termination of employment, either in a lump sum or annual installments for up to ten years.
Participants in the Executive DCP will be entitled to select from the investments available under the Company’s 401(k) Plan and will be allocated gains or losses based upon the performance of the investments selected by the Participant. All gains or losses are allocated fully to plan participants and the Company does not guarantee a rate of return on deferred balances. Participants have no rights or claims with respect to any plan assets and any such assets are subject to the claims of the Company's general creditors.
The foregoing is only a general summary of certain aspects of the Amended and Restated DCP, the Amended and Restated TSSRP, the Amended and Restated RPP and the Executive DCP, does not purport to be complete and is qualified in its entirety by reference to the respective plans attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Item 9.01    Financial Statements and Exhibits

10.1	Johnson Controls International plc Executive Deferred Compensation Plan as Amended and Restated as of January 1, 2018.
10.2	Tyco Supplemental Savings and Retirement Plan as Amended and Restated Effective as of January 1, 2018.
10.3	Johnson Controls International plc Retirement Restoration Plan as Amended and Restated Effective as of January 1, 2018.
10.4	Johnson Controls International plc Senior Executive Deferred Compensation Plan Effective as of January 1, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: September 19, 2017	By:	/s/ Matthew R.A. Heiman
	Name:	Matthew R.A. Heiman
	Title:	Vice President and Corporate Secretary